SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

AXCESS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11933 (Commission File Number)	85-0294536 (I.R.S. Employer Identification No.)

3208 Commander Drive, Carrollton, Texas (Address of principal executive offices)	75006 (Zip Code)

Registrant’s telephone number, including area code (972) 407-6080

(AXCESS Inc.)
(Former name or former address, if changed since last report.)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 12, 2005, Axcess International, Inc. (“Axcess”) held their annual stockholders meeting and the existing slate of five directors was re-elected. Axcess also announced the elimination of their senior strategic marketing position and the addition of a more direct end-user sales model for the Company’s sales team. Therefore the Vice President of Marketing position was eliminated and effective July 20, 2005 Peter Dehring will no longer be an employee of the Company.

Item 8.01. Other Events.

During the Annual Stockholders’ meeting Axcess presented a Management Report. The Management Report focused on the competitive strengths of the Active RFID Enterprise Tagging solution, as differentiated from other tagging technologies such as GPS, toll-tagging, and the retail supply chain. Mr. Griebenow, President and CEO of Axcess, also provided detail on a number of recently announced customers who have implemented the AXCESS ActiveTagTM system. These encompass a wide range of applications, including:

•	Personnel: automatic student attendance; food service personnel productivity measurement; automatic bedside patient identification; and automatic retail customer “affinity” identification.

•	Vehicular: “hands-free” automatic gate access; driver-vehicle authentication and authorization; automatic payload data collection; and electronic cargo door seals.

•	Asset management: IT asset and intellectual property protection; hazardous material tracking, automatic asset check-in/check-out; and casino key tracking and protection.

Mr. Griebenow stated that multiple vertical industries are currently deploying these highlighted active RFID solutions and that the Company has the advantage of offering a comprehensive solution, including end user software tailored to specific applications. He also outlined the Company’s participation in multiple homeland defense programs, including:

•	USAMRIID; addressing toxic material tracking; (US Army Medical Research Institute of Infectious Diseases)

•	AACPP: a TSA program for airport access control; (Airport Access Control Pilot Program)

•	US House of Representatives: RFI for automatically tracking personnel in emergency evacuations;

•	HSARPA: a shipping container security initiative; (Homeland Security Advanced Research Projects Agency)

•	An upcoming program addressing airport intrusion detection.

Mr. Griebenow cited the strong relationships that have been developed with strategic channel partners. In addition to leveraging these key channel partners, the company has realigned its sales and marketing resources to focus on a range of activities in its partners’ key verticals designed to stimulate end-user demand for AXCESS’ active RFID solutions. Part of this realignment was the elimination of the senior strategic marketing position and the addition of a more direct end-user sales model for the Company’s sales team.

On July 18, 2005, Axcess International, Inc. issued a press release outlining the highlights of the management report presented at their shareholders meeting. This press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Number	Description of Exhibit
99.1	Press Release dated July 18, 2005.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC. (Registrant)
July 18, 2005 (Date)	/s/ ALLAN GRIEBENOW
Allan Griebenow
President and Chief Executive Officer